UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2024

CPI CARD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37584 (Commission File Number)	26-0344657 (I.R.S. Employer Identification No.)

	CPI Card Group Inc. 10368 W Centennial Road, Littleton, CO (Address of principal executive offices)	80127 (Zip Code)

(720) 681-6304

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	PMTS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of John Lowe as President and Chief Executive Officer of the Company

On January 24, 2024, the Board of Directors (the “Board”) of CPI Card Group Inc. (the “Company”) appointed John Lowe, who currently serves as Executive Vice President, End-to-End Payment Solutions, as President and Chief Executive Officer of the Company, effective January 25, 2024. Mr. Lowe will succeed Scott Scheirman, who, as previously announced by the Company, is retiring from the Company. Mr. Scheirman will end his service as President and Chief Executive Officer on January 25, 2024 but will remain employed by the Company as Senior Advisor to the new Chief Executive Officer to assist with the transition of duties to Mr. Lowe through February 28, 2024.

Mr. Lowe, 47, has been employed by the Company since June 2018 and has served as the Company’s Executive Vice President, End-to-End Payment Solutions since December 2022. He previously served as the Company’s Senior Vice President and General Manager, Secure Card, beginning in October 2021, and was the Company’s Chief Financial Officer from July 2018 until October 2021. Prior to joining CPI, Mr. Lowe spent 8 years at SquareTwo Financial Corporation, most recently as its Chief Financial Officer, and spent his early career within the Capital Markets and Audit practices of Deloitte. Mr. Lowe holds a Bachelor of Science degree in both Accounting and Finance from the Virginia Polytechnic Institute and State University.

Mr. Lowe does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen to become a director or executive officer of the Company, and there are no applicable transactions that would require disclosure under Item 404(a) of Regulation S-K.

Resignation of Scott Scheirman from the Board of Directors; Appointment of John Lowe to the Board of Directors

In connection with his previously announced retirement, and the appointment of Mr. Lowe as President and Chief Executive Officer, Mr. Scheirman will resign and step down from the Board, effective January 25, 2024. Mr. Scheirman’s decision to resign was not due to any disagreements with the Company on any matter relating to the Company’s operations, policies or practices.

To fill the vacancy on the Board as a result of Mr. Scheirman’s resignation, and consistent with the terms of the Employment Agreement with Mr. Lowe described below, on January 24, 2024, the Board appointed Mr. Lowe to serve on the Board, effective January 25, 2024.

There is no arrangement or understanding between Mr. Lowe and any other persons pursuant to which Mr. Lowe was selected as a director.

Employment Agreement with John Lowe

In connection with Mr. Lowe’s appointment, on and effective January 25, 2024, the Company entered into an employment and non-competition agreement with Mr. Lowe (the “Employment Agreement”). The Employment Agreement provides for an initial employment term commencing on January 25, 2024 and ending on February 28, 2029, and will automatically renew for additional one-year terms until terminated by either party. Pursuant to the Employment Agreement, Mr. Lowe will receive an initial annual base salary of $625,000 and will be eligible for a target annual bonus equal to 100% of his base salary, based on the achievement of performance metrics approved by the Compensation Committee of the Board (the “Compensation Committee”).

During each calendar year during the employment term, Mr. Lowe will be eligible to participate in the CPI Card Group Inc. Omnibus Incentive Plan, as amended and restated, and any successor plan (the “Omnibus Plan”), with a target grant date value of at least $2,000,000 (such grants collectively the “Annual Grants”). Any such Annual Grants awarded to Mr. Lowe will be delivered through vehicles and designs that are generally consistent with those awarded to the Company’s other senior executive officers in each year.

As provided in the Employment Agreement, subject to approval by the Compensation Committee, Mr. Lowe will be eligible for promotional long-term incentive awards granted under the Omnibus Plan in the form of (i) performance stock units, with respect to 60,000 shares of Company common stock (the “Promotion PSU Award”) and (ii) restricted stock units, with respect to 40,000 shares of Company common stock (the “Promotion RSU Award”). The Promotion PSU Award will be earned in equal one-third increments upon the attainment of the rolling weighted average closing price of the Company’s common stock equaling or exceeding each of $35.00, $50.00 and $65.00, in each case, for at least 90 consecutive trading days (the “Stock Price Hurdle”), during the five-year performance period commencing on the grant date. The Promotion RSU Award will vest in full on the four-year anniversary of the grant date. The vesting of both the Promotion PSU Award and the Promotion RSU Award are subject to Mr. Lowe’s continuous employment with the Company or an affiliate through the four-year anniversary of the grant date.

Pursuant to the Employment Agreement, the Company will reimburse Mr. Lowe for up to $25,000 in reasonable attorneys’ fees incurred by him in connection with the negotiation of the Employment Agreement.

In the event of a termination of his employment with the Company due to his death or disability, by the Company without cause or by Mr. Lowe for good reason (each, a “Qualifying Termination”), subject to his execution and delivery of a release of claims, Mr. Lowe will receive (i) severance payments equal to 1.5 times the sum of Mr. Lowe’s annual base salary and target bonus for the year of the termination, (ii) a pro-rated bonus payment for the year of the termination, based on the Company’s actual performance, (iii) reimbursement for the cost of continuation coverage under the Company’s health and welfare plans for up to 18 months, and (iv) except in the case of a termination due to death or disability, six months of outplacement services. If Mr. Lowe’s Qualifying Termination occurs within 24 months following a change in control of the Company, then Mr. Lowe will instead receive (i) severance payments equal to two times the sum of Mr. Lowe’s annual base salary and target bonus for the year of the termination, (ii) a pro-rated bonus payment for the year of the termination, based on the Company’s actual performance, (iii) reimbursement for the cost of continuation coverage under the Company’s health and welfare plans for up to 24 months, (iv) except in the case of a termination due to death or disability, six months of outplacement services. and (v) his outstanding equity awards will vest in full, based on target performance with respect to any performance-based awards; provided, however, that the Promotion PSU Award will only vest to the extent the applicable Stock Price Hurdles have been achieved on or prior to the change in control of the Company.

Mr. Lowe will be subject to certain non-competition and non-solicitation covenants for 18 months following the termination of his employment with the Company for any reason.

Departure of Lane Dubin, Executive Vice President and Chief Development and Digital Officer

On January 24, 2024, the Company and Lane Dubin, who currently serves as Executive Vice President and Chief Development and Digital Officer of the Company, agreed that his employment with the Company would cease on June 30, 2024, the expiration of the employment agreement between the Company and Mr. Dubin dated December 13, 2022. In connection with Mr. Dubin’s departure, the Company expects to enter into a separation agreement with Mr. Dubin memorializing his entitlement to severance under his employment agreement with the Company, as described in the Company’s Proxy Statement for its 2023 Annual Meeting of Stockholders filed with the Securities and Exchange Commission on April 13, 2023.

Item 7.01 Regulation FD Disclosure.

On January 25, 2024, the Company issued a press release announcing the appointment of Mr. Lowe as President and Chief Executive Officer of the Company. A copy of the press release filed with this Current Report on Form 8-K as Exhibit 99.1*.

*The information in the press release attached as Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are included herewith:

Exhibit	Description
99.1*	Press Release dated January 25, 2024
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CPI CARD GROUP INC.

Dated: January 25, 2023	By:	/s/ Jessica Browne
	Name:	Jessica Browne
	Title:	Acting Chief Legal and Compliance Officer and Corporate Secretary